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                                                                    Exhibit 99

                               [AMD Letterhead]

CONTACT:
Scott Allen
Public Relations
(408) 749-3311


AMD ANNOUNCES COMPLETION OF SALE OF VANTIS

SUNNYVALE, CA-JUNE 15, 1999 - Advanced Micro Devices Inc. (NYSE: AMD) today announced the completion of the sale of Vantis Corporation, a wholly owned subsidiary of AMD, to Lattice Semiconductor Corporation (NASDAQ: LSCC). The parties signed the definitive purchase agreement for the sale of Vantis Corporation to Lattice on April 21, 1999. AMD received approximately $500,000,000 in cash from Lattice as consideration for the sale, subject to certain adjustments.

About AMD

AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets. AMD produces processors, flash memories and products for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $2.5 billion in 1998.

AMD is a trademark of Advanced Micro Devices, Inc.